UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 21, 2010, an ad hoc committee (the “Ad Hoc Committee”) of the Board of Directors (the “Board”) of Huntsman Corporation (the “Company”) recommended to the Board, and the Board approved, payment of compensation amounts described below (the “Director Awards”) to Alvin Shoemaker, Marsha J. Evans, Nolan D. Archibald, H. William Lichtenberger, Wayne A. Reaud and Richard A. Michaelson, who each served on the transaction committee of the Board (the “Transaction Committee”). The Ad Hoc Committee consists of M. Anthony Burns and Dr. Patrick Harker, each an independent director who did not serve on the Transaction Committee.

The Director Awards were recommended and approved to compensate members of the Transaction Committee for their extraordinary time commitments to further the efforts of the Company’s litigation with Hexion and Apollo Global Management, LLC, following Hexion’s notice on June 18, 2008 that it would not proceed with the merger with the Company. The resulting settlement with Hexion and Apollo avoided further prolonged and costly litigation, resulted in extraordinarily favorable terms for the Company and contributed significantly to the improvement of the Company’s financial outlook.

The Director Awards consist of a cash award of $250,000 and a grant of restricted stock or restricted stock units (“Restricted Stock”) of $250,000 to each member of the Transaction Committee other than Mr. Shoemaker, whose award consists of a cash award of $450,000 and Restricted Stock of $450,000 for his service as Chairman of the Transaction Committee, and Mr. Michaelson, who was granted common stock instead of Restricted Stock as he no longer serves on the Board.

In connection with the awards of Restricted Stock, the Company will enter into a Restricted Stock Award Agreement for Outside Directors or Restricted Stock Unit Award Agreement for Outside Directors (together, the “Award Agreements”), as applicable, with each member of the Transaction Committee receiving Restricted Stock. The Restricted Stock is subject to the terms and conditions of the Huntsman Corporation Stock Incentive Plan. The Award Agreements provide that the Restricted Stock will vest in three equal annual installments beginning September 21, 2011, provided that, in the event any member of the Transaction Committee is no longer serving on the Board before the Restricted Stock award is fully vested, and such director was not removed for cause, the vesting of such director’s Restricted Stock award will accelerate and become fully vested on the date of such director’s departure from the Board.

A Form of Restricted Stock Award Agreement for Outside Directors and a Form of Restricted Stock Unit Award Agreement for Outside Directors are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Report on Form 8-K and are incorporated herein by reference. The summary of the Award Agreements above does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Award Agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Form of Restricted Stock Award Agreement for Outside Directors

99.2	Form of Restricted Stock Unit Award Agreement for Outside Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ Troy M. Keller
Assistant Secretary

Dated: September 24, 2010

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Form of Restricted Stock Award Agreement for Outside Directors

99.2	Form of Restricted Stock Unit Award Agreement for Outside Directors